DeWeese & Associates

Bainbridge DeWeese

972.268.6700  Phone
972.268.6446  Fax
5844 Bedrock Drive
Plano, Texas 75093
bainbridge@deweeselaw.com

October 12, 2012

Board of Directors

Unique Underwriters, Inc.

5650 Colleyville Blvd.

Colleyville, TX 76034

Re: Legality Opinion for Form S-1/A, Amendment No. 13 to Registration Statement

Gentlemen:

This opinion is submitted pursuant to the applicable rules of the Securities and Exchange Commission (the “Commission”) with respect to the registration by Unique Underwriters, Inc., a Texas corporation (the “Company”), pursuant to the Company’s Form S-1/A, Amendment No. 13 to Registration Statement, being filed with the Securities and Exchange Commission on October 12, 2012 (the “Registration Statement”), of the offer and sale of up to 12,460,612 shares of the Company’s common stock, par value $0.001 per share (collectively, the “Shares”), by the selling security holders identified in the Registration Statement.

In connection with rendering the opinion set forth below, we have examined, among other things, the following: the Company’s Certificate of Formation and bylaws (each as amended to date); the Company’s Certificate of Fact issued by the Secretary of State of the State of Texas on June 19, 2012; the Company’s Certificate of Account Status issued by Texas Comptroller of Public Accounts on June 12, 2012; and certain of the Company’s minutes and written consents. We have examined and relied on certificates of public officials and, as to certain matters of fact that are material to our opinion, we have also examined and relied on the representations made by the Company in a certificate of the Chairman of the Board of Directors of the Company (the “Fact Certificate”). We have not independently established any of the facts so relied on.

For the purposes of this opinion letter we have assumed that each document submitted to us is accurate and complete, that each such document that is an original is authentic, that each such document that is a copy conforms to an authentic original, that all signatures on each such document are genuine, that all persons executing such documents had the legal capacity to do so, and that the representations set forth in the Fact Certificate are correct as to questions of fact. We have further assumed that all individuals identified as officers or directors of the Company are (or at the relevant time were) actually serving as such, that all certificates representing the Shares, if any, have been be properly executed by one or more such persons, and that all of the selling security holders identified in the Registration Statement actually paid in full all amounts that they agreed to pay to purchase their respective Shares, as reflected in the Company’s stock records. We have not verified any of the foregoing assumptions.

Based on the foregoing, and subject to the foregoing and the additional qualifications and other matters set forth below, it is our opinion that the Shares have been duly authorized and validly issued and are fully paid and non-assessable.

The opinion expressed in this opinion letter is limited to the laws of the State of Texas, and the rules, regulations and orders under such laws, that are currently in effect as of the date of this opinion letter, exclusive of state securities and blue-sky laws, rules and regulations; and to all facts as they presently exist. We are not opining on, and we assume no responsibility for, the applicability to or effect on any of the matters covered herein of any other laws, including, without limitation, any federal laws or the laws of any other jurisdiction, or the laws of any county, municipality or other political subdivision or any local governmental agency or authority.

We express no opinion as to whether the members of the Company’s Board of Directors or the Company’s officers or shareholders have complied with their fiduciary duties in connection with the authorization of the Registration Statement or the transactions contemplated thereby.

We are furnishing this opinion letter to you solely in connection with the Registration Statement. You may not rely on this opinion letter in any other connection, and it may not be furnished to or relied upon by any other person for any purpose, without our specific prior written consent; provided, however, that purchasers of the Shares in the offering described in the Registration Statement are entitled to rely on this opinion letter.

The foregoing opinion is rendered as of the date of this opinion letter. We assume no obligation to update or supplement such opinion to reflect any changes of law or fact that may occur.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our firm name under the caption “Interests of Named Experts and Counsel” in the prospectus comprising part of the Registration Statement.

Sincerely,

/s/ DeWeese & Associates, PLLC

DeWeese & Associates, PLLC